Exhibit 99.1

Allscripts Announces Preliminary 2019 Results

Management to present at J.P. Morgan Healthcare Conference on January 15

CHICAGO--(BUSINESS WIRE)--January 14, 2020--Allscripts Healthcare Solutions (NASDAQ: MDRX) today announced preliminary 2019 financial results.

The company anticipates bookings(1) for 2019 of between $1,090 million to $1,110 million, an increase from the prior outlook of between $1,050 million to $1,100 million. This result implies annual bookings growth of 13 percent to 15 percent.

GAAP and Non-GAAP revenue for the fourth quarter of 2019 is expected to be between $450 million to $455 million. This represents a year-over-year increase of 2 percent to 3 percent for non-GAAP revenue.

The company is also reaffirming its full year 2019 non-GAAP earnings per share outlook provided on November 4, 2019.

The preliminary financial information presented in this press release is based on expectations and may be adjusted as a result of, among other things, completion of customary quarterly review and audit procedures.

Management to Present at J.P. Morgan Healthcare Conference

Allscripts management will conduct a presentation for investors on January 15, 2020, at 4:00 p.m. PT during the J.P. Morgan Healthcare Conference in San Francisco. A webcast link to this event and a presentation will be available at the Allscripts investor relations website.

Footnotes

(1)

Bookings have been determined on a continuing operations basis, excluding Netsmart, and reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.

Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the EIS business, Practice Fusion, HealthGrid, NantHealth’s provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments.

Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments; acquisition-related amortization; stock-based compensation expense; transaction, legal and other costs; non-cash asset and long-term investment impairment charges; non-cash charges to interest expense and other, asset impairment charges; gain on sale of business, net; and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a GAAP to non-GAAP tax rate alignment adjustment.

Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position.

Non-GAAP earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted during the applicable period.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the preliminary financial information included in this release, are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the final outcome of the criminal and civil investigations by the DOJ involving Practice Fusion, including our ability to negotiate final settlement agreements with the DOJ and the terms of such agreements; potential additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; the expected financial results of businesses acquired by us; the successful integration of businesses acquired by us; the anticipated and unanticipated expenses and liabilities related to businesses acquired by us, including the civil investigation by the U.S. Attorney’s Office involving our EIS business; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; Allscripts ability to establish and maintain strategic relationships, including the recent strategic partnerships announced by our Veradigm business unit; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers and consumers to make better decisions, delivering better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Contacts

Investors:
Stephen Shulstein
312-386-6735
Stephen.Shulstein@allscripts.com

Media:
Tom Lynch
312-386-6765
Tom.Lynch@allscripts.com